            EXHIBIT 23.1     CONSENT OF CROWE, CHIZEK AND COMPANY LLP

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------


We have issued our report dated October 30, 1996 on the financial statements of Citizens Federal Savings and Loan Association appearing in the 1996 Annual
Report of Delphos Citizens Bancorp, Inc. to its shareholders included in the Annual Report on Form 10-K for the year ended September 30, 1996 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



/s/ Crowe, Chizek and Company LLP


Columbus, Ohio
November 13, 1997